EXHIBIT 10.1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“‘Third Amendment”), dated as of May 20, 2022, is entered into by and between Balzer Family Investments, L.P., a California limited partnership (“Lessor”), and Energous Corporation, a Delaware corporation (“Lessee”). Any capitalized terms in this Third Amendment that are not defined herein shall have the meaning given to them in the Lease (defined below).

RECITALS

A.Lessor and Lessee entered into that certain Lease dated September 10, 2014 (the “Original Lease”) for the premises consisting of approximately 15,300 rentable square feet (the “Original Premises”) on the second floor of that certain office building located at 3590 North First Street, San Jose, California (the “Building”).

B.Pursuant to that certain First Amendment to Lease dated June 1, 2019 (“First Amendment”), Lessor leased to Lessee, and Lessee leased from Lessor, additional space in the Building consisting of approximately 5,888 rentable square feet (the “Additional Premises”), and pursuant to that certain Second Amendment to Lease dated July 1, 2019 (“Second Amendment”), the term of the Lease was extended through September 30, 2022. The Original Lease, the First Amendment and the Second Amendment are referred to collectively herein as the “Lease” and the Original Premises and the Additional Premises are referred to collectively herein as the “Premises,” which consist of total area of approximately 21,188 rentable square feet.

C.The Term of the Lease will expire on September 30, 2022.

D.Accordingly, Lessor and Lessee desire to extend the Term of the Lease for a period of three (3) years on the terms and conditions set forth herein.

AGREEMENT

In consideration of the mutual covenants set forth herein and other valuable consideration, Lessor and Lessee agree as follows:

1.Term. Paragraph 2 of the Lease is hereby amended to extend the Term of the Lease for a period of three (3) years, so that the Term will now expire on September 30, 2025 (“Expiration Date”).

2.Monthly Base Rent. Paragraph 3(c) of the Lease is hereby amended to provide that, as of October 1, 2022, Lessee shall pay Monthly Base Rent for the Premises in accordance with the following schedule:

Months of Term	Monthly Base Rent
Oct 1, 2022 - Sep 30, 2023	$58,902.64/month
Oct 1, 2023 - Sep 30, 2024	$60,669.72/month
Oct 1, 2024 - Sep 30, 2025	$62,489.81 /month

3.Operating Expenses and Taxes. Paragraphs 4(a) and 4(b) of the Lease are hereby amended to change the Base Year for Operating Expenses and Taxes to the calendar year 2019, and all references to the year “2014” in paragraph 4(d) of the Lease are hereby changed to “2019.” Furthermore, during the period from October 1, 2022, through September 30, 2025, Lessee’s Share of any increase in Operating Expenses over the Base Operating Expenses shall not increase by more than $5,000 over Lessee’s Share of such increase in Operating Expenses for the immediately prior calendar year.

4.No Further Modifications. Except as set forth in this Third Amendment, the Lease is unmodified and in full force and effect.

LESSOR	LESSEE
Balzer Family Investments, L.P., a California limited partnership	Energous Corporation, a Delaware corporation
By: W. F. Batton Management Company, a California corporation, General Partner
By:/s/ Harold Balzer	By: /s/ Cesar Johnston
Harold Balzer, President	Cesar Johnston, President and Chief Executive Officer

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